UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2021 (August 23, 2021)
Commission File Number: 1-35106

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-5403694
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

11 Penn Plaza,
New York,	NY	10001
(Address of principal executive offices)		(Zip Code)

(212) 324-8500
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The	NASDAQ	Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Executive Vice Chairman, Interim Chief Executive Officer, and Chief Accounting Officer

On August 23, 2021, the Board of Directors (the “Board”) of AMC Networks Inc. (the “Company”) took the following actions:

•elected Joshua W. Sapan, age 70, the Company’s current President and Chief Executive Officer, as Executive Vice Chairman of the Company effective September 8, 2021;
•elected Matthew Blank, age 71, as Interim Chief Executive Officer of the Company effective September 8, 2021; and
•elected Michael J. Sherin III, age 51, Executive Vice President and Chief Accounting Officer of the Company effective August 24, 2021.

Mr. Blank was an advisor to Showtime Networks, Inc. (“Showtime”) from January 2018 to December 2018, after serving as Chairman of Showtime from January 2016 to December 2017. Prior to that, Mr. Blank served as Chief Executive Officer of Showtime from 1995 through 2015 and President and Chief Operating Officer of Showtime from 1993 through 1995, after serving as Executive Vice President of Marketing, Creative Services and Public Affairs from 1988 to 1992. Prior to joining Showtime, Mr. Blank served over 12 years in various roles at Home Box Office, Inc. (“HBO”), leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank currently serves as a director of Cumulus Media, Inc. and CuriosityStream Inc. and as a senior advisor to The Raine Group, LLC. Mr. Blank previously served on the board of directors of Madison Square Garden Entertainment Corp. from April 2020 to August 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020.

Mr. Sherin most recently served as Senior Vice President – Financial Reporting & Technical Accounting since March 2021 and previously served as Vice President – Financial Reporting from September 2011, when he joined the Company. Previously, Mr. Sherin served as Senior Director – Financial Reporting and Compliance at The Nature’s Bounty Co. from January 2007 through September 2011. Prior to The Nature’s Bounty Co., Mr. Sherin worked at PricewaterhouseCoopers LLP for ten years. Mr. Sherin received his degree in accounting from Providence College.

Employment Agreement with Matthew Blank

In connection with Mr. Blank’s election, Mr. Blank and the Company entered into an employment agreement dated August 23, 2021 (the “Employment Agreement”), which becomes effective as of September 8, 2021 (the “Effective Date”) and expires on the first anniversary of the Effective Date (the “Expiration Date”). Mr. Blank will receive a minimum annual base salary of $2,000,000 and an annual target bonus opportunity equal to 200% of annual base salary. Bonus payments are based on actual salary dollars earned during the year and depend on a number of factors including Company, unit and individual performance and will be subject to the positive discretion of the Compensation Committee of the Board (the “Compensation Committee”). Mr. Blank will be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans, and Mr. Blank will also receive certain perquisites in connection with his service as Interim Chief Executive Officer of the Company. In addition, on the Effective Date, Mr. Blank was granted a one-time special award of restricted stock units with an aggregate value of $5,000,000 (the “Special Equity Award”), which will vest on the Expiration Date. Mr. Blank will not be eligible to participate in the Company’s long-term bonus or incentive programs.

If, prior to the Expiration Date, Mr. Blank’s employment with the Company is terminated (i) by the Company other than for Cause (as defined in the Employment Agreement) or (ii) by Mr. Blank for Good Reason (as defined in the Employment Agreement) other than if Cause exists, then, subject to Mr. Blank’s execution and effectiveness of an early termination agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Mr. Blank), the Company will provide Mr. Blank with the following benefits and rights:

a)    a cash payment in an amount equal to Mr. Blank’s base salary for the period from the date of the termination of employment (the “Termination Date”) through the Expiration Date, payable in a lump sum on the 90th day after the Termination Date;
b)    a full bonus for the year of termination (based on the amount of base salary earned during such year, including the base salary payable pursuant to section (a) above) and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance; and

c)    each of Mr. Blank’s restricted stock units granted pursuant to the Special Equity Award shall immediately vest in full and be payable on the 90th day after the Termination Date.

If Mr. Blank ceases to be an employee of the Company prior to the Expiration Date as a result of his death or physical or mental disability, and at such time Cause does not exist, subject to Mr. Blank’s execution of an early termination agreement (other than in the case of death), the Company will pay Mr. Blank (or his estate or beneficiary) the benefits and rights set forth in clause (c) above, and a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Compensation Committee in its sole discretion and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance.

In connection with any termination of Mr. Blank’s employment, other than as specifically provided above, all equity grants or awards he may then have outstanding will be treated in accordance with their terms and nothing in the Employment Agreement is intended to limit any more favorable rights to which Mr. Blank is entitled under the terms of his equity grants or awards, including in the event of a termination of employment, a “going private transaction” or a “change of control” (as such terms are defined in the award agreements).

The Employment Agreement contains certain covenants by Mr. Blank, including a non-competition agreement that restricts Mr. Blank’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

If any payment due under the Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Mr. Blank either (a) the amount of that payment or (b) the maximum amount that could be paid to Mr. Blank without the imposition of the excise tax, depending on whichever amount results in Mr. Blank receiving the greater amount of after-tax proceeds.

Amendment to Amended and Restated Employment Agreement with Joshua W. Sapan

On August 23, 2021, the Company entered into an amendment (the “Amendment”) to the amended and restated employment agreement dated December 11, 2020 (the “A&R Employment Agreement”) with Joshua W. Sapan. The Amendment provides that either Mr. Sapan or the Company may, upon written notice to the other at any time, change Mr. Sapan’s title to Executive Vice Chairman effective no earlier than September 8, 2021. Additionally, the Amendment provides written notice to the Company of Mr. Sapan’s election to change his title to Executive Vice Chairman effective September 8, 2021 (the “Transition Effective Date”) and that the provisions of the A&R Employment Agreement applicable to Mr. Sapan’s service as Executive Vice Chairman shall apply as of the Transition Effective Date.

The Amendment provides that in each of the 2023 and 2024 calendar years, the Company shall acquire at least three films from those submitted by Mr. Sapan, subject to submission requirements as set forth in the Amendment, with the Company receiving exclusive North American rights for all manner of exclusive exploitation, including without limitation, theatrical, linear and all currently and then existing forms of streaming. The price for each of such acquired films shall be $900,000, which amount will assist Mr. Sapan in financing and producing such films. Mr. Sapan may submit films for a higher price, but the Company shall be under no obligation to acquire a film with a price in excess of $900,000.

In his new role as Executive Vice Chairman, Mr. Sapan will continue to assist in setting the Company’s corporate and creative direction and work closely with the Company’s leadership to support the overall advancement of the Company, particularly as it continues to grow its targeted streaming business, led by its streaming offerings, which include AMC+, Acorn TV, Shudder, Sundance Now and ALLBLK.

Employment Agreement with Michael J. Sherin III

In connection with Mr. Sherin’s election, Mr. Sherin and the Company entered into an employment agreement dated August 24, 2021 (the “CAO Employment Agreement”), which becomes effective as of August 24, 2021 (the “CAO Effective Date”) and expires on the third anniversary of the CAO Effective Date (the “CAO Expiration Date”). The CAO Employment Agreement provides for Mr. Sherin’s employment as Executive Vice President and Chief Accounting Officer of the Company, with a minimum annual base salary of $400,000 (subject to annual review and potential increase in the discretion of the Compensation Committee) and an annual target bonus opportunity equal to 40% of annual base salary at the discretion of the Compensation Committee. Mr. Sherin will be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans, and the opportunity to participate in the Company’s long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. It is expected that Mr. Sherin’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $340,000, as determined by the Compensation Committee.

If, prior to the Expiration Date, Mr. Sherin’s employment with the Company is terminated by the Company other than for Cause (as defined in the CAO Employment Agreement), then, subject to Mr. Sherin’s execution and effectiveness of a severance agreement satisfactory to the Company (including, without limitation, a full and complete general release in favor of the Company and its affiliates (subject to customary carve outs) and non-competition, non-solicitation, non-disparagement, confidentiality and further cooperation obligations and restrictions on Mr. Sherin), the Company will provide Mr. Sherin a cash payment in an amount equal to (less applicable withholding taxes) one and one-half times his aggregate base salary and annual target bonus (as in effect at the time of termination of employment), payable in a lump sum on the 90th day after such termination of employment.

The CAO Employment Agreement contains certain covenants by Mr. Sherin, including a non-competition agreement that restricts Mr. Sherin’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company. If any payment due under the CAO Employment Agreement would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the Company will instead pay Mr. Sherin either (a) the amount of that payment or (b) the maximum amount that could be paid to Mr. Sherin without the imposition of the excise tax, depending on whichever amount results in Mr. Sherin receiving the greater amount of after-tax proceeds.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.

Date:	August 24, 2021	By:	/s/ Anne G. Kelly
Anne G. Kelly
Senior Vice President and Corporate Secretary